Exhibit 1.1

FOTV MEDIA NETWORKS INC.

FORM OF UNDERWRITING AGREEMENT

August [•], 2016

Monarch Bay Securities, LLC,

    As Representative of the Several Underwriters

898 N. Sepulveda Blvd, Suite 475

El Segundo, CA 90245

Ladies and Gentlemen:

FOTV Media Networks Inc., a Delaware corporation (the “Company”), proposes to issue and sell an aggregate of up to 3,750,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), to investors deemed acceptable by the Company (the “Investors”). The shares of Common Stock to be sold by the Company are collectively called the “Shares.” Monarch Bay Securities, LLC (“MBS”) and Network 1 Financial Securities, Inc. (“Network 1”) have agreed to act, severally and not jointly, on a best efforts basis, in connection with the offering and sale of the Shares. MBS has agreed to act as representative of the several underwriters (in such capacity, the “Representative”) and each of the other underwriters listed on Schedule A hereto (each, an “Underwriter” and collectively, the “Underwriters”). We understand that the Representative may engage one or more additional Underwriters or selected dealers for purposes of selling the Shares subject to the terms hereof.

The Company confirms its agreement with the Underwriters as follows:

SECTION 1. Representations and Warranties of the Company.

The Company represents, warrants and covenants to the Underwriters as follows with the understanding that the same may be relied upon by all dealers and Underwriters in this offering:

(a) Filing of the Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-212396), which contains a form of prospectus to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the financial statements, exhibits and schedules thereto contained in the registration statement at the time such registration statement became effective, in the form in which it was declared effective by the Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Securities Act Regulations”), and including any required information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430A under the Securities Act, or pursuant to the Securities Exchange Act of 1934, as amended (collectively, the “Exchange Act”) and the rules and regulations promulgated thereunder (the “Exchange Act Regulations”), is called the “Registration Statement.” Any registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act is called the “Rule 462(b) Registration Statement,” and from and after the date and time of filing of the Rule 462(b) Registration Statement, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Such prospectus, in the form first filed pursuant to Rule 424(b) under the Securities Act after the date and time that this Agreement is executed and delivered by the parties hereto, or, if no filing pursuant to Rule 424(b) under the Securities Act is required, the form of final prospectus relating to the Shares included in the Registration Statement at the effective date of the Registration Statement, is called the “Prospectus.” All references in this Agreement to the Registration Statement, the Rule 462(b) Registration Statement, the preliminary prospectus included in the Registration Statement (each, a “preliminary prospectus”), the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). The preliminary prospectus dated August [•], 2016, that was included in the

Registration Statement immediately prior to the Applicable Time (as defined below) is hereinafter called the “Pricing Prospectus.” Any reference to the “most recent preliminary prospectus” shall be deemed to refer to the latest preliminary prospectus included in the registration statement. Any reference herein to any preliminary prospectus or the Prospectus or any supplement or amendment to either thereof shall be deemed to refer to and include any documents incorporated by reference therein as of the date of such reference.

(b) “Applicable Time” means [•], Eastern time, on the date of this Agreement.

(c) Compliance with Registration Requirements. The Registration Statement has been declared effective by the Commission under the Securities Act and the Securities Act Regulations. The Company has complied, to the Commission’s satisfaction, with all requests of the Commission for additional or supplemental information. No stop order preventing or suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the Commission.

Each preliminary prospectus and the Prospectus when filed complied or will comply in all material respects with the Securities Act and, if filed by electronic transmission pursuant to EDGAR (except as may be permitted by Regulation S-T under the Securities Act), was identical in content to the copy thereof delivered to the Underwriters for use in connection with the offer and sale of the Shares, other than with respect to any artwork and graphics that were not filed. Each of the Registration Statement, any Rule 462(b) Registration Statement, and any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, at the time it became effective and at all subsequent times until the expiration of the prospectus delivery period required under Section 4(3) of the Securities Act, complied and will comply in all material respects with the Securities Act and the Securities Act Regulations and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date and at all subsequent times until the Underwriters have completed the placement of the offering of the Shares, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any Rule 462(b) Registration Statement, or any post-effective amendment to either the Registration Statement or the Rule 462(b) Registration Statement, or in the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, made in reliance upon and in conformity with information relating to the Underwriters furnished to the Company in writing through the Representative expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters consists of the information described as such in Section 7 hereof. There are no contracts or other documents required to be described in the Pricing Prospectus or the Prospectus or to be filed as exhibits to the Registration Statement that have not been fairly and accurately described in all material respects or filed as required.

(d) Disclosure Package. The term “Disclosure Package” shall mean (i) the Pricing Prospectus, as amended or supplemented, (ii) each issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule B hereto, (iii) the pricing terms set forth in Schedule C to this Agreement, and (iv) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. As of the Applicable Time, the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the any Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished on behalf of any of the Underwriters (the “Underwriters’ Information”) consists of the information described as such in Section 7 hereof.

(e) Company Not Ineligible Issuer. (i) At the time of filing the Registration Statement and (ii) as of the date of the execution and delivery of this Agreement (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Securities Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Securities Act that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Issuer Free Writing Prospectuses. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 7 hereof.

(g) Offering Materials Furnished to the Representative. The Company has delivered to the Representative conformed copies of the Registration Statement and of each consent and certificate of experts filed as a part thereof, and each preliminary prospectus and the Prospectus, as amended or supplemented, in such quantities and at such places as the Representative has reasonably requested.

(h) Distribution of Offering Material by the Company. The Company has not distributed and will not distribute, prior to the completion of the Underwriters’ placement of the Shares, any offering material in connection with the offering and sale of the Shares other than a preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus reviewed and consented to by the Representative, and the Registration Statement.

(i) The Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company, enforceable in accordance with its terms, except as rights to indemnification hereunder may be limited by applicable law and except as the enforcement hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(j) Authorization of the Shares. The Shares to be sold by the Company through the Underwriters have been duly and validly authorized by all required corporate action and have been reserved for issuance and sale pursuant to this Agreement and, when so issued and delivered by the Company, will be validly issued, fully paid and non-assessable.

(k) No Applicable Registration or Other Similar Rights. There are no persons with registration or other similar rights to have any securities of the Company registered for sale under the Registration Statement or included in the offering contemplated by this Agreement.

(l) No Material Adverse Change. Except as otherwise disclosed in the Disclosure Package, subsequent to the respective dates as of which information is given in the Disclosure Package: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations, whether or not arising from transactions in the ordinary course of business, of the Company (any such change, a “Material Adverse Change”); (ii) the Company has not incurred any material liability or obligation, indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; and (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company in respect of its capital stock.

(m) Independent Accountants. BDO LLP and Lichter, Yu and Associates, Inc. (collectively, the “Accountants”), which have expressed their opinions with respect to the audited financial statements (which term as used in this Agreement includes the related notes thereto) of the Company and of Reliance Majestic Holdings, LLC and OVGuide.com, Inc., respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, are independent registered public accounting firms as required by the Securities Act and the Exchange Act.

(n) Preparation of the Financial Statements. Each of the historical financial statements of the Company and of Reliance Majestic Holdings, LLC and OVGuide.com, Inc., respectively, filed with the Commission as a part of the Registration Statement and included in the Disclosure Package and the Prospectus, presents fairly the information provided as of and at the dates and for the periods indicated. Such financial statements comply as to form with the applicable accounting requirements of the Securities Act and the Securities Act Regulations and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements or supporting schedules are required to be included or incorporated by reference in the Registration Statement. Each item of historical financial data relating to the operations, assets or liabilities of the Company and of Reliance Majestic Holdings, LLC and OVGuide.com, Inc. set forth in summary form in each of the preliminary prospectuses and the Prospectus fairly presents such information on a basis consistent with that of the complete financial statements contained in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(o) Incorporation and Good Standing. The Company has been duly incorporated or formed and is validly existing as a corporation, in good standing under the laws of the jurisdiction of its incorporation and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required. As of the Closing, the Company does not own or control, directly or indirectly, any corporation, association or other entity.

(p) Capitalization and Other Capital Stock Matters. The authorized, issued and outstanding capital stock of the Company is as set forth in each of the Disclosure Package and the Prospectus (other than for subsequent issuances, if any, pursuant to employee benefit plans described in each of the Disclosure Package and the Prospectus or upon exercise of outstanding options or warrants described in the Disclosure Package and Prospectus, as the case may be). The Common Stock conforms, and, when issued and delivered as provided in this Agreement, the Shares will conform, in all material respects to the description thereof contained in each of the Disclosure Package and Prospectus. All of the issued and outstanding shares of Common Stock have been duly authorized and validly issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws. None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company other than those accurately described in the Disclosure Package and the Prospectus. The description of the Company’s stock option and other stock plans or arrangements, and the options or other rights granted thereunder, set forth in the Disclosure Package and the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(q) Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not in violation of its certificate of incorporation, or by-laws or in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, franchise, lease or other instrument to which it is a party or by which it may be bound (including, without limitation, any agreement or contract filed as an exhibit to the Registration Statement or to which any of the property or assets of the Company are subject (each, an “Existing Instrument”)), except for such Defaults as would not, individually or in the aggregate, result in a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the certificate of incorporation or by-laws of the Company, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby and by the Disclosure Package and the Prospectus, except the registration or qualification of the Shares under the Securities Act and applicable state securities or blue sky laws and from the Financial Industry Regulatory Authority (“FINRA”).

(r) No Material Actions or Proceedings. Except as otherwise disclosed in the Disclosure Package and the Prospectus, there are no legal or governmental actions, suits or proceedings pending or, to the Company’s knowledge, threatened (i) against or affecting the Company, (ii) which have as the subject thereof any officer or director (in such capacities) of, or property owned or leased by, the Company or (iii) relating to environmental or discrimination matters, where in any such case (A) there is a reasonable possibility that such action, suit or proceeding might be determined adversely to the Company and (B) any such action, suit or proceeding, if so determined adversely, would reasonably be expected to result in a Material Adverse Change or adversely affect the consummation of the transactions contemplated by this Agreement. No material labor dispute with the employees of the Company exists or, to the Company’s knowledge, is threatened or imminent.

(s) Intellectual Property Rights. The Company owns, possesses or licenses, and otherwise has legally enforceable rights to use all patents, patent applications, trademarks, trade names, copyrights, domain names, licenses, approvals and trade secrets (collectively, “Intellectual Property Rights”) reasonably necessary to conduct its business as now conducted or, otherwise, as disclosed in the Registration Statement, the Disclosure Package and the Prospectus; and the expected expiration of any of such Intellectual Property Rights would not be expected to result in a Material Adverse Change. The Company has not received any written notice of infringement or conflict with asserted Intellectual Property Rights of others. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Disclosure Package and the Prospectus and are not described in all material respects. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of their respective officers, directors or employees or otherwise in violation of the rights of any persons. The Company is not subject to any judgment, order, writ, injunction or decree of any court or any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator, nor has it entered into nor is it a party to any agreement made in settlement of any pending or threatened litigation, which materially restricts or impairs its use of any Intellectual Property Rights. The Company has taken reasonable and customary actions to protect its rights in confidential information and trade secrets and to protect any confidential information provided to it by any other person.

(t) All Necessary Permits, etc. Except as otherwise disclosed in the Disclosure Package and the Prospectus, the Company possesses such valid and current certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of, or non-compliance with, any such certificate, authorization or permit.

(u) Title to Properties. The Company has good and marketable title to all the properties and assets reflected as owned by it in the financial statements referred to in Section 1(n) above (or elsewhere in the Disclosure Package and the Prospectus), in each case free and clear of any security interest, mortgage, lien, encumbrance, equity, adverse claim or other defect, except such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property by the Company. The real property, improvements, equipment and personal property held under lease by the Company are held under valid and enforceable leases, with such exceptions as are not material and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property by the Company.

(v) Tax Law Compliance. The Company has filed all necessary federal, state and foreign income and franchise tax returns or has timely and properly filed requested extensions thereof and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it. The Company has made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 1(n) above in respect of all federal, state and foreign income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined.

(w) Company Not an “Investment Company.” The Company is not, and after giving effect to payment for the Shares and the application of the proceeds as contemplated under the caption “Use of Proceeds” in each of the Disclosure Package and the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and will conduct its business in a manner so that it will not become subject to registration under the Investment Company Act.

(x) Insurance. The Company is insured by institutions believed to be recognized, financially sound and reputable, with policies in such amounts and with such deductibles and covering such risks as the Company reasonably believes are adequate and customary for its business including, but not limited to, policies covering real and personal property owned or leased by the Company against theft, damage, destruction and acts of vandalism. The Company reasonably believes that it will be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. The Company has not been denied any insurance coverage which it has sought or for which it has applied.

(y) No Price Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(z) Related Party Transactions. There are no business relationships or related-party transactions involving the Company or any other person required to be described or filed in the Registration Statement, or described in the Disclosure Package or the Prospectus, that have not been described as required.

(aa) Disclosure Controls and Procedures. Except as described in the Disclosure Package or the Prospectus, the Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act Regulations), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within the Company, (ii) will be evaluated for effectiveness as of the end of each fiscal quarter and fiscal year of the Company and (iii) are effective in all material respects to perform the functions for which they were established. The Company is not aware of (a) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(bb) Company’s Accounting System. The Company maintains a system of accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(cc) Money Laundering Law Compliance. The operations of the Company are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(dd) OFAC. (i) Neither the Company nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent, affiliate or underwriter of the Company, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

A. the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor

B. located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria).

(ii) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

A. to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

B. in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(iii) For the past 5 years, the Company has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(ee) ERISA Compliance. The Company and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company or its “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates. No “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA). Neither the Company nor any of its ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Section 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company or any of its ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(ff) Compliance with Sarbanes-Oxley Act of 2002. The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with any provision applicable to it of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated in connection therewith, including, without limitation, Section 402 related to loans and Sections 302 and 906 related to certifications of the Sarbanes-Oxley Act.

(gg) Exchange Act Filing. The Company has filed with the Commission a registration statement on Form 8-A (File No 001-[•]) providing for the registration under the Exchange Act of the Shares. The registration of the Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

Any certificate signed by an officer of the Company and delivered to the Underwriters or to counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters set forth therein. The Company acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

SECTION 2. Purchase, Sale and Delivery of the Shares.

(a) The Shares. Upon the terms herein set forth, the Company agrees to issue and sell the Shares, and on the basis of the representations, warranties and agreements herein contained, and upon the terms hereof, the Underwriters agree, severally and not jointly, to use their best efforts to arrange for the sale of the Shares to the Investors. The Underwriters are under no obligation to arrange for the sale of any minimum number or dollar amount of Shares. The purchase price per Share to be paid by the Investors shall be as set forth in Schedule C hereto.

(b) The Closing Date. Delivery of the Shares to be purchased by the Investors and payment therefor shall be made at [10:00 a.m.] (Eastern time) on a date mutually agreed to between the Company and the Underwriters (the time and date of such closing are called the “Closing Date”).

(c) Public Offering of the Shares. The Company hereby appoints MBS as representative of the Underwriters, and each Underwriter has agreed to such appointment. The Company hereby authorizes the Underwriters to act as its exclusive agents to solicit offers for the purchase of all or part of the Shares from the Company in connection with the proposed offering of the Shares. The Representative hereby advises the Company that the Underwriters intend, on a best efforts basis, to arrange for sale to the public, as described in the Disclosure Package and the Prospectus, of the Shares as soon after the Registration Statement has been declared effective and this Agreement has been executed by the Representative, as the Representative, in its sole judgment, has determined is advisable and practicable. The Company hereby acknowledges that the Underwriters have agreed, as agents of the Company, to use their reasonable best efforts to solicit offers to purchase the Shares from the Company on the terms and subject to the conditions set forth in the Disclosure Package and the Prospectus. The Underwriters shall use reasonable best efforts to assist the Company in obtaining performance by each Investor whose offer to purchase Shares has been solicited by the Underwriters and accepted by the Company, but the Underwriters shall not, except as otherwise provided herein, be obligated to disclose the identity of any potential investor not previously identified to the Company or have any liability to the Company in the event any investment is not consummated for any reason.

(d) Payment for the Shares. The Shares are being sold to the Investors at an aggregate initial public offering price per Share as set forth in Schedule C hereto. The purchase of Shares by each of the Investors shall be evidenced by the execution of a subscription agreement by each such Investor and the Company. In the event that the any of the Underwriters receives any payment from an Investor in connection with the purchase of any Shares by such Investor, such payment shall be promptly transmitted to and deposited into the escrow account (the “Escrow Account”) established by the Company in connection with this offering with Provident Trust Group, as escrow agent (the “Escrow Agent”). Among other things, the Underwriters shall forward any checks so received by the Underwriters to the Escrow Agent by noon of the next business day. The Underwriters and the Company shall instruct Investors to make wire transfer payments to [Citizens Business Bank, ABA No. 122234149, 16830 Ventura Blvd., Ste. 310, Encino, CA 91436], for credit to [Provident Trust Group LLC as Escrow Agent for FOTV Media Networks, Inc., Account No. 046035739], with the name and address of the Investor making payment. Payment by the Investors out of the Escrow Account for the Shares to be sold by the Company shall be made at the Closing Date to the Company in straight compliance with Rule 15c2-4 of the Commission.

(e) Delivery of the Shares. Delivery of the Shares shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.

(f) Delivery of Prospectus to the Underwriters. Not later than 10:00 a.m. (Eastern time) on the second business day following the date the Shares are first released by the Company for sale to the public, the Company shall deliver or cause to be delivered, copies of the Prospectus in such quantities and at such places as the Underwriters shall request.

SECTION 3. Covenants of the Company.

The Company covenants and agrees with each of the Underwriters as follows:

(a) Representative’s Review of Proposed Amendments and Supplements. During the period beginning at the Applicable Time and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by the Underwriters or selected dealers, including under circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement or the Prospectus, including any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall furnish to the Representative for review a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b) Securities Act Compliance. After the date of this Agreement, during the Prospectus Delivery Period, the Company shall promptly advise the Underwriters through the Representative in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Pricing Prospectus or the Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of any order or notice preventing or suspending the use of the Registration Statement, the Pricing Prospectus or the Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. The Company shall use its best efforts to prevent the issuance of any such stop order or prevention or suspension of such use. If the Commission shall enter any such stop order or order or notice of prevention or suspension at any time, the Company will use its best efforts to obtain the lifting of such order at the earliest possible moment, or will file a new registration statement and use its best efforts to have such new registration statement declared effective as soon as practicable. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b) and 430A, as applicable, under the Securities Act, including with respect to the timely filing of documents thereunder, and will confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(c) Exchange Act Compliance. During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

(d) Amendments and Supplements to the Registration Statement, Prospectus and Other Securities Act Matters. If, during the Prospectus Delivery Period, any event or development shall occur or condition exist as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus, in order to make the statements therein, in the light of the circumstances under which they were made, as the case may be, not misleading, or if in the opinion of the Representative it is otherwise necessary to amend or supplement the Registration Statement, the Disclosure Package or the Prospectus, or to file a new registration statement containing the Prospectus, in order to comply with law, including in connection with the delivery of the Prospectus, the Company agrees to (i) notify the Representative of any such event or condition (unless such event or condition was previously brought to the Company’s attention by the Representative during the Prospectus Delivery Period) and (ii) promptly prepare (subject to Section 3(a) and Section 3(e) hereof), file with the Commission (and use its best efforts to have any amendment to the Registration Statement or any new registration statement to be declared effective) and furnish at its own expense to the Underwriters and to dealers, amendments or supplements to the Registration Statement, the Disclosure Package or the Prospectus, or any new registration statement, necessary in order to make the statements in the Disclosure Package or the Prospectus as so amended or supplemented, in the light of the circumstances under which they were made, as the case may be, not misleading or so that the Registration Statement, the Disclosure Package or the Prospectus, as amended or supplemented, will comply with law.

(e) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representative hereto shall be deemed to have been given in respect of each free writing prospectuses listed on Schedule B hereto. Any such free writing prospectus consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(f) Copies of any Amendments and Supplements to the Prospectus. The Company agrees to furnish the Underwriters, without charge, during the Prospectus Delivery Period, as many copies of each of the preliminary prospectuses, the Prospectus and the Disclosure Package and any amendments and supplements thereto (including any documents incorporated or deemed incorporated by reference therein) as the Underwriters may reasonably request.

(g) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Shares for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Shares. The Company shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign corporation. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Shares for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.

(h) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Shares sold by it in the manner described under the caption “Use of Proceeds” in the Disclosure Package and the Prospectus.

(i) Transfer Agent. The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Shares.

(j) Earnings Statement. As soon as practicable and in any event no later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders and to the Representative an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(k) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission all reports and documents required to be filed under the Exchange Act. Additionally, the Company shall report the use of proceeds from the issuance of the Shares as may be required under Rule 463 under the Securities Act.

(l) Company to Provide Interim Financial Statements. Prior to the Closing Date, the Company will furnish to the Representative, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(m) Exchange Listing. The Company will use its best efforts to include, commencing on the Closing Date or as soon thereafter as is practicable, subject to notice of issuance, the Shares on the NASDAQ Capital Market.

(n) Future Reports to the Representative. During the period of five years hereafter, the Company will furnish, if not otherwise available on EDGAR, to the Representative at 898 N. Sepulveda Blvd, Suite 475, El Segundo, CA 9024540, Attention: [•]: (i) as soon as practicable after the end of each fiscal year, copies of the Annual Report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock.

(o) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(p) Existing Lock-Up Agreements. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no existing agreements between the Company and its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Company’s securities. The Company will direct the transfer agent to place stop transfer restrictions upon the securities of the Company that are bound by such “lock-up” agreements for the duration of the periods contemplated therein.

(q) Agreement Not to Offer or Sell Additional Shares. During the period commencing on and including the date hereof and ending on and including the 180th day following the effective date of the Registration Statement (as the same may be extended as described below, the “Lock-up Period”), the Company will not, without the prior written consent of the Representative (which consent may be withheld at the Representative’s sole discretion), directly or indirectly, sell (including, without limitation, any short sale), offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act, except for a registration statement on Form S-8 relating to the Company’s employee benefit plans, in respect of, any shares of Common Stock, options, rights or warrants to acquire shares of Common Stock or securities exchangeable or exercisable for or convertible into shares of Common Stock (other than as contemplated by this Agreement with respect to the Shares) or publicly announce the intention to do any of the foregoing, other than (i) the issuance of restricted Common Stock, restricted stock units or options to acquire Common Stock pursuant to the Company’s employee benefit plans, qualified stock option plans or other equity incentive plans as such plans are in existence on the date hereof and described in the Disclosure Package, (ii) issuances of Common Stock upon the exercise or settlement of options or warrants disclosed as outstanding in the Prospectus.

SECTION 4. Payment of Fees and Expenses.

(a) Upon the Closing of the Offering and the listing of the Company’s Common Stock on the Nasdaq Capital Market, the Company shall (x) pay the Representative, upon the closing of the sale of the Shares, a success fee, payable in cash, equal to seven percent (7%) of the aggregate gross proceeds to the Company from the sale of the Shares and (y) issue to the Representative a warrant, substantially in form of Exhibit A hereto, equal to six percent (6%) of the aggregate gross proceeds to the Company from the offering and sale of the Shares (the “Warrant”). The foregoing cash success fee and Warrant shall be paid to MBS for the account of the several Underwriters and split among the Underwriters and any selected dealers in such amounts as agreed to among them.

(b) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Company agrees to pay all costs, fees and expenses incurred in connection with the transactions contemplated hereby, including without limitation (i) all of the reasonable and documented out-of-pocket expenses incurred by the Underwriters (excluding fees and expenses of its legal counsel but including travel expenses of the Underwriters to attend any due diligence or road show meetings), (ii) all expenses incident to the issuance and delivery of the Shares (including all printing and engraving costs, if any), (iii) all fees and expenses of the registrar and transfer agent of the Common Stock and the warrant agent, (iv) all necessary issue, transfer and other stamp taxes in connection with the issuance and sale of the Shares placed by the Underwriters, (v) all fees and expenses of the Company’s counsel, independent public or certified public accountants and other advisors, (vi) all costs and expenses incurred in connection with the preparation, printing, filing, shipping and distribution of the Registration Statement (including financial statements, exhibits, schedules, consents and certificates of experts), each Issuer Free Writing Prospectus, each preliminary prospectus and the Prospectus, and all amendments and supplements thereto, and this Agreement, (vii) all filing fees, attorneys’ fees and expenses incurred by the Company, or the Underwriters, in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Shares for offer and sale under the state securities or blue sky laws, and, if requested by the Representative, preparing and printing a “Blue Sky Survey” or memorandum, and any supplements thereto, advising the Underwriters of such qualifications, registrations and exemptions, (viii) the filing fees incident to the FINRA’s review and approval of the Underwriters’ participation in the offering and placement of the Shares and legal fees and expenses of counsel for the Underwriters and the Underwriters related thereto, (ix) all other reasonable fees, costs and expenses referred to in Item 13 of Part II of the Registration Statement; provided, that, the aggregate amount of expenses payable by the Company pursuant to clauses (i) and (viii) (exclusive of FINRA filing fees) shall in no event exceed $100,000.

SECTION 5. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to arrange for the sale of the Shares as provided herein on the Closing Date shall be subject to (1) the accuracy of the representations and warranties on the part of the Company set forth in Section 1 hereof as of the date hereof and as of the Closing Date as though then made; (2) the timely performance by the Company of its covenants and other obligations hereunder; and (3) each of the following additional conditions:

(a) Accountants’ Comfort Letters. On the date hereof, the Representative shall have received from each of the Accountants, a letter dated on or prior to the date of effectiveness of the Registration Statement addressed to the Underwriters, in form and substance satisfactory to the Representative, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Underwriters, delivered according to Statement of Auditing Standards No. 72 (or any successor bulletin), with respect to the audited and unaudited financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(b) Effectiveness of Registration Statement; Compliance with Registration Requirements; No Stop Order. During the period from and after the execution of this Agreement to and including the Closing Date:

(i) the Company shall have filed the Prospectus with the Commission (including the information required by Rule 430A under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430A, and such post-effective amendment shall have become effective; and

(ii) no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission.

(c) No Material Adverse Change. For the period from and after the date of this Agreement to and including the Closing Date, in the reasonable judgment of the Representative there shall not have occurred any Material Adverse Change.

(d) Opinion of Counsel for the Company. On the Closing Date, the Representative shall have received the opinion of Olshan Frome Wolosky LLP, counsel for the Company, addressed to the Underwriters, dated as of the Closing Date, substantially in the form satisfactory to the Representative.

(e) Officers’ Certificate. On the Closing Date, the Representative shall have received a written certificate executed by the Chairman of the Board and Acting Chief Executive Officer and the Chief Financial Officer of the Company, dated as of such Closing Date, to the effect that the signers of such certificate have reviewed the Registration Statement, the Disclosure Package and the Prospectus and any amendment or supplement thereto, each Issuer Free Writing Prospectus and this Agreement, to the effect that to the knowledge of such individuals:

(i) for the period from and after the date of this Agreement to and including the Closing Date, there has not occurred any Material Adverse Change;

(ii) the representations and warranties of the Company set forth in Section 1 and the covenants of the Company set forth in Section 3 of this Agreement are true and correct with the same force and effect as though expressly made on and as of such Closing Date; and

(iii) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date.

(f) Bring-down Comfort Letter. On the Closing Date, the Underwriters shall have received from the Accountant, a letter dated such date, in form and substance satisfactory to the Representative, to the effect that the Accountant reaffirms the statements made in the letter furnished by it pursuant to subsection (a) of this Section 5, except that the specified date referred to therein for the carrying out of procedures shall be no more than three business days prior to the Closing Date.

(g) Lock-Up Agreement from Certain Securityholders of the Company. On or prior to the date hereof, the Company shall have furnished to the Representative an agreement substantially in the form of Exhibit B hereto from each of the Company’s officers, directors, security holders of 5% or more of the Company’s Common Stock or securities convertible into or exercisable for shares of the Company’s Common Stock, as well as, to the extent not included above, from each purchaser of the Company’s securities in a private placement since May 2, 2016, and each such agreement shall be in full force and effect on the Closing Date.

(h) Exchange Listing. The Shares to be delivered on the Closing Date shall have been approved for listing on the Nasdaq Capital Market, subject to official notice of issuance.

(i) Additional Documents. On or before the Closing Date, the Underwriters and counsel for the Representative shall have received such information, documents and opinions as they may reasonably require for the purposes of enabling them to pass upon the issuance and sale of the Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

If any condition specified in this Section 5 is not satisfied when and as required to be satisfied, this Agreement may be terminated by the Representative by notice to the Company at any time on or prior to the Closing Date, which termination shall be without liability on the part of any party to any other party, except that Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters or person associated with the Underwriters) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 6. Effectiveness of this Agreement. This Agreement shall not become effective until the later of (i) the execution of this Agreement by the parties hereto and (ii) notification (including by way of oral notification from the reviewer at the Commission) by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act; provided that Sections 4, 9 and 10 shall at all times be effective.

SECTION 7. Indemnification.

(a) Indemnification by the Company. The Company shall indemnify and hold harmless each of the Underwriters, their respective affiliates and each of their respective directors, officers, members, employees and agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act of or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each a “Underwriter Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Underwriter Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (A) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, (B) the omission or alleged omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading or (C) any breach of the representations and warranties of the Company contained herein or failure of the Company to perform its obligations hereunder or pursuant to any law, any act or failure to act, or any alleged act or failure to act, by any of the Underwriters in connection with, or relating in any manner to, this Agreement, the Securities or the Offering, and which is included as part of or referred to in any loss, claim, damage, expense, liability, action, investigation or proceeding arising out of or based upon matters covered by subclause (A), (B) or (C) above of this Section 7(a) (provided that the Company shall not be liable in the case of any matter covered by this subclause (C) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, expense or liability resulted directly from any such act or failure to act undertaken or omitted to be taken by the Underwriters through their gross negligence or willful misconduct), and shall reimburse the Underwriter Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Underwriter Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement in, or omission from any preliminary prospectus, any Registration Statement or the Prospectus, or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company through the Representative expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information. This indemnity agreement is not exclusive and will be in addition to any liability, which the Company might otherwise have and shall not limit any rights or remedies which may otherwise be available at law or in equity to each Underwriter Indemnified Party.

(b) Indemnification by the Underwriters. The Underwriters shall indemnify and hold harmless the Company and the Company’s directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement of a material fact contained in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, or (ii) the omission to state in any preliminary prospectus, any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) of the Securities Act Regulations, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or omission was made in reliance upon and in conformity with written information furnished to the Company through the Representative expressly for use therein, which information the parties hereto agree is limited to the Underwriters’ Information and shall reimburse the Company for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred. Notwithstanding the provisions of this Section 7(b), in no event shall any indemnity by the Underwriters under this Section 7(b) exceed the total discount and commission received by the Underwriters in connection with the Offering.

(c) Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under 7(a), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Underwriters if the indemnified party under this Section 7 is an Underwriter Indemnified Party or by the Company if an indemnified party under this Section 7 is a Company Indemnified Party. Subject to this Section 7(b), the amount payable by an indemnifying party under Section 7 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 7 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 7(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 7(d) but also the relative fault of the Company on the one hand and the Underwriters on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Shares purchased by investors as contemplated by this Agreement (before deducting expenses) received by the Company bear to the total underwriting commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by the Representative for use in any preliminary prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the total commission received in cash by the Underwriters in connection with the Offering less the amount of any damages that the Underwriters have otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

SECTION 8. Termination of this Agreement. Prior to the Closing Date, whether before or after notification by the Commission to the Company of the effectiveness of the Registration Statement under the Securities Act, this Agreement may be terminated by the Representative by notice given to the Company if at any time (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission or by the NASDAQ Capital Market; (ii) a general banking moratorium shall have been declared by any of federal, New York or Delaware authorities; or (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States or international financial markets, or any substantial change or development involving a prospective substantial change in United States’ or international political, financial or economic conditions that, in the reasonable judgment of the Representative, is material and adverse and makes it impracticable to market the Shares in the manner and on the terms described in the Prospectus or to enforce contracts for the sale of securities. Any termination pursuant to this Section 8 shall be without liability on the part of (a) the Company to any of the Underwriters, except that the Company shall be obligated to reimburse the expenses of the Underwriters as provided for herein, (b) the Underwriters to the Company, or (c) of any party hereto to any other party except that the provisions of Section 4 (with respect to the reimbursement of out-of-pocket accountable, bona fide expenses actually incurred by the Underwriters or person associated with the Underwriters) and Section 7 shall at all times be effective and shall survive such termination.

SECTION 9. No Advisory or Fiduciary Responsibility. The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Investors; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction the Underwriters are and have been acting solely as placement agents on a best efforts basis and are not a financial advisor or fiduciary of the Company or its affiliates, stockholders, creditors or employees or any other party; (iii) the Underwriters have not assumed and will not assume an advisory or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters) and the

Underwriters have no obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, solely with respect to the offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect.

SECTION 10. Representations and Indemnities to Survive Delivery; Third Party Beneficiaries. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of its or their partners, officers or directors or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder and any termination of this Agreement. Each Investor shall be a third party beneficiary with respect to the representations, warranties, covenants and agreements of the Company set forth herein.

SECTION 11. Notices. All communications hereunder shall be in writing and shall be mailed, hand delivered or telecopied and confirmed to the parties hereto as follows:

If to the Representative:

Monarch Bay Securities, LLC

    As Representative of the Several Underwriters

898 N. Sepulveda Blvd, Suite 475

El Segundo, CA 9024540

Facsimile: [•]

Attn: Daniel J. McClory, Managing Director

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Facsimile: (212) 370-7889

Attn: Richard I. Anslow, Esq.

If to the Company:

FOTV Media Networks Inc.

338 N. Canon Drive, 3rd Floor

Beverly Hills, California 90210

Facsimile: (310) 861-1059

Attn: Alkiviades (Alki) David, Chairman of the Board and Chief Executive Officer

with a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas, 15th Floor

New York, New York 10019

Facsimile: (212) 451-2222

Attn: Spencer G. Feldman, Esq.

Any party hereto may change the address for receipt of communications by giving written notice to the others.

SECTION 12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and to the benefit of the employees, officers and directors and controlling persons referred to in Section 7, and in each case their respective successors, and no other person will have any right or obligation hereunder. The term “successors” shall not include any purchaser of the Shares as such merely by reason of such purchase.

SECTION 13. Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

SECTION 14. Governing Law Provisions. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

SECTION 15. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the offering contemplated by this Agreement. For elimination of doubt, nothing in this Agreement or contemplated hereby, including without limitation the immediately previous sentence, shall supersede, curtail, limit, terminate, eliminate or invalidate any provision of the Engagement Letter not related to the transactions contemplated by the Registration Statement and the Prospectus, each of which provisions shall remain in full force and effect. This Agreement may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

Each of the parties hereto acknowledges that it is a sophisticated business person who was adequately represented by counsel during negotiations regarding the provisions hereof, including, without limitation, the indemnification and contribution provisions of Section 7, and is fully informed regarding said provisions. Each of the parties hereto further acknowledges that the provisions of Section 7 hereto fairly allocate the risks in light of the ability of the parties to investigate the Company, its affairs and its business in order to assure that adequate disclosure has been made in the Registration Statement, any preliminary prospectus and the Prospectus (and any amendments and supplements thereto), as required by the Securities Act and the Exchange Act.

The respective indemnities, contribution agreements, representations, warranties and other statements of the Company and the Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the officers or employees of the Underwriters, any person controlling any of the Underwriters, the Company, the officers or employees of the Company, or any person controlling the Company, (ii) acceptance of the Shares and payment for them as contemplated hereby and (iii) termination of this Agreement.

Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, the Underwriters’ officers and employees, any controlling persons referred to herein, the Company’s directors and the Company’s officers who sign the Registration Statement and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Shares from the Underwriters merely because of such purchase.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to the Company the enclosed copies hereof, whereupon this instrument, along with all counterparts hereof, shall become a binding agreement in accordance with its terms.

Very truly yours,

FOTV MEDIA NETWORKS INC.

By:
Name:
Title:

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.

For itself and on behalf of the several
Underwriters listed on Schedule A hereto

MONARCH BAY SECURITIES, LLC

By:
Name:
Title:

SCHEDULE A

Underwriters	Shares Sold through the Underwriters
Monarch Bay Securities, LLC	[•	]
Network 1 Financial Securities, Inc.	[•	]

Total	[•	]

SCHEDULE B

Issuer Free Writing Prospectus(es)

[•]

SCHEDULE C

Pricing Terms

Price per Share to public: $8.00

Underwriters’ Commission per Share: $0.56